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                                                                    Exhibit (5)D




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-100664 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 16, 2002